U.S. SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                             FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

                            Date of Report
               (Date of earliest event reported)  June 27, 1997

                           ASTROCOM CORPORATION
        (Exact name of small business issuer as specified in its charter)

                       COMMISSION FILE NUMBER 0-8482

        MINNESOTA                                 41-0946755
(State or other jurisdiction             (I.R.S. Employer Ident. No.)
of incorporation or organization)

     2700 SUMMER STREET N.E.                      55413-2820
     MINNEAPOLIS, MINNESOTA                       (zip code)
(Address of principal executive office)

                              (612) 378-7800
                        (Issuer's telephone number)


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ITEM 5    OTHER EVENTS

A:     On June 27, 1997, registrant issued the following press release through normal channels:

      "Minneapolis, MN (June 27, 1997) -- Astrocom Corporation (ATCC Electronic
BB), today reported the preliminary results of the review of its financial records. At May 31, 1997, the balance sheet reflected a cash position of $535,474, accounts receivable of $418,487, inventory of $527,503, and current liabilities of $1,691,260. At May 31, the Company's working capital was ($182,000). For the five months ended May 31, 1997, the Company recorded a loss of $1,849,651, including approximately $320,000 in write-downs and write-offs of assets. The special unaudited financial statements as of May 31, 1997, were prepared by outside accounting personnel, at the direction of the special committee of Astrocom's outside directors which was formed on May 22, 1997, to investigate possible accounting irregularities relating to the Company's financial statements for the quarter ended on March 31, 1997. The Company expects to file an amended Quarterly Report Form 10-QSB for the period ended March 31, 1997, as soon as the revised March 31 figures are available.

     The Company also announced today that Fidelity Bank has extended its asset based lending relationship with Astrocom through July 31, 1997.

     Astrocom also announced that Ronald B. Thomas was elected Chief Executive Officer of the Company, effective June 27, 1997. Mr. Thomas was also elected as a director of the Company, to fill the position vacated by Raymond F. Good who retired as a director. Mr. Thomas was a founder of Ciprico, Inc., and served as chairman, chief executive officer, and president until 1987. He continues to serve as a member of Ciprico's Board of Directors. S. Albert D. Hanser resigned as CEO and will remain as Chairman of the Board of the Astrocom.

     Astrocom Corporation develops, manufactures, markets, and services electronic devices which address key areas of wide area data, voice, and video communications networks. The Company's common stock is traded in the O-T-C market under the symbol ATCC.

B. On July 1, 1997, registrant issued the following press release through normal channels:

     "Minneapolis, MN (July 1, 1997) Astrocom Corporation (ATCC Electronic
BB), today announced that T.J. Carter has resigned as an officer and employee of the Company. Ronald B. Thomas, recently appointed Chief Executive Officer, will assume the additional duties of President, the position vacated by Mr. Carter's departure.

     "We are extremely disappointed in Mr. Carter's decision to leave," Thomas said. Mr. Carter will be pursuing other opportunities, including the possible formation of a separate company to develop the port extender technology, in which Astrocom may retain an interest. In a related action, four engineering positions were eliminated. The engineers who had filled these positions may also be involved in any venture formed to continue the port extender development project.

     Astrocom delivers premium voice and data access products that enable service providers to minimize their capital costs, more effectively acquire customers, and provide superior response to their end-users. (Astrocom CSU/DSUs enable wide area networking applications such as Internet service, corporate internetworking, telemedicine, video conferencing, and other high-bandwidth applications.) For more information, contact Ronald B. Thomas at 612/378-7800, visit the Company's comprehensive website at www.astrocorp.com, or send email to info@astrocorp.com.





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                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated:   July 2, 1997                        ASTROCOM CORPORATION
                                                   (Registrant)

                                              By:S. Albert D. Hanser
                                                 S. Albert D. Hanser,
                                                 Chairman of the Board